Exhibit 99.1
EXPENSIFY ANNOUNCES Q1 2026 RESULTS
Interchange revenue derived from the Expensify Card grew to $5.5 million, an increase of 10% as compared to the same period last year.
SAN FRANCISCO, CAL.--(BUSINESS WIRE)--May 7, 2026-- Expensify, Inc. (Nasdaq: EXFY), the easiest way to manage expenses, corporate cards, and travel, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter ended March 31, 2026.
A Message From Our Founder
In Q1 2026, Expensify continued to advance its growth strategy by expanding distribution partnerships, strengthening its product ecosystem, and accelerating development of New Expensify. The company made progress on its Bring Your Own Card strategy, enabling customers to connect existing corporate and personal cards through integrations with more than 10,000 banks, while adding or renewing strategic relationships with the Institute of Commercial Payments, ANZ Bank, and Kiwibank. Expensify also expanded its commercial ecosystem through new agreements with Campfire ERP and Rillet ERP and a new travel integration with American Airlines.
Product development remained strong, with more than 30 improvements shipped during the quarter across Home, Insights, Concierge, card controls, expense automation, reporting, and mobile receipt management, including merchant rules, GPS mileage tracking, enhanced analytics, virtual card controls, and expanded accountant workflows. Together with continued Expensify Card interchange growth, positive free cash flow, and an increase in April 2026 paid active users relative to the Q1 2026 average, these initiatives reflect continued progress toward improving adoption, increasing automation, and positioning the business for future growth.
-david
Founder and CEO of Expensify

Exhibit 99.1
Financial
First Quarter 2026 Highlights
•Revenue, net was $34.0 million, a decrease of 6% compared to the same period last year.
•Generated $0.1 million of cash from operating activities.
•Free cash flow was $2.5 million, which includes a $2.6 million one time payment related to settling the shareholder class action lawsuit.
•Net loss was $2.3 million, compared to $3.2 million for the same period last year.
•Non-GAAP net income was $3.6 million.
•Adjusted EBITDA was $6.2 million.
•Interchange revenue derived from the Expensify Card grew to $5.5 million, an increase of 10% compared to the same period last year.
•See Financial Outlook section for Free Cash Flow guidance for fiscal year ending December 31, 2026.
Business
First Quarter 2026 Highlights
•Paid members - Paid members were 632,000, a decrease of 4% from the same period last year.
•Partnerships - The company launched integrations with Campfire ERP, Rillet ERP, and American Airlines; the company announced strategic partnerships with Xero, ANZ Bank, Kiwi Bank, and the Institute of Commercial Payments.
•Product improvements - The company released over 30 product improvements in Q1, highlighted by merchant level rules, an action driven homepage, and powerful new insights.

Exhibit 99.1
Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.
Free Cash Flow
Expensify estimates Free Cash Flow of $6.0 million - $9.0 million for the fiscal year ending December 31, 2026.
The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.
Stock Based Compensation
An estimate of expected stock-based compensation for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately three years remaining).
Est. stock-based compensation (millions)

	Q2 2026		Q3 2026		Q4 2026		Q1 2027
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$1.8	$2.6	$1.7	$2.5	$1.7	$2.5	$1.7	$2.5
Research and development	1.5	2.1	1.4	2.0	1.4	2.0	1.3	1.9
General and administrative	0.8	1.2	0.8	1.2	0.8	1.2	0.7	1.1
Sales and marketing	0.6	0.8	0.6	0.8	0.6	0.8	0.6	0.8
Total	$4.7	$6.7	$4.5	$6.5	$4.5	$6.5	$4.3	$6.3

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.
Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Exhibit 99.1
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net (loss) income, and free cash flow.
We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.
Adjusted EBITDA. We define adjusted EBITDA as net loss excluding provision for income taxes, other income, net, depreciation and amortization, and stock-based compensation expense.
Non-GAAP net income. We define non-GAAP net income as net loss excluding stock-based compensation expense.
Free cash flow. We define free cash flow as net cash provided by operating activities excluding changes in settlement assets, net and settlement liabilities, reduced by the purchases of property and equipment and software development costs.
The tables at the end of the Condensed Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.
Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and their potential impact and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs, which have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or

Exhibit 99.1
any other changes in the competitive landscape of our market; the amount and timing of operating expenses that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to meet the Nasdaq continued listing requirements for minimum bid price or other Nasdaq listing requirements and the potential delisting of our common stock; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the conflict in the Middle East; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; any adverse impact on our business operations as a result of using artificial intelligence or other machine learning technologies in our services; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, including geopolitical uncertainty and instability, and their effects on software spending; our ability to protect against security incidents, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; the impact of tariffs and global trade disruptions on us, our customers and our vendors, including the impact on inflation, supply chains and consumer sentiment; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
About Expensify
Expensify is the easiest way to do your expenses, travel, and corporate cards. Built for businesses of all sizes and trusted by 15 million members worldwide, Expensify is a top-rated app across G2, TrustRadius, Capterra, and more. Learn more at use.expensify.com.
Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	As of March 31,	As of December 31,
	2026	2025
Assets
Cash and cash equivalents	$66,528	$63,080
Accounts receivable, net	12,115	12,617
Settlement assets, net	53,581	45,378
Prepaid expenses	4,792	5,588
Other current assets	21,205	26,344
Total current assets	158,221	153,007
Capitalized software, net	13,269	13,596
Property and equipment, net	12,861	13,016
Lease right-of-use assets	4,559	4,730
Deferred tax assets, net	486	494
Other assets	1,201	1,146
Total assets	$190,597	$185,989
Liabilities and stockholders' equity
Accounts payable	$938	$289
Accrued expenses and other liabilities	7,668	17,893
Lease liabilities, current	648	678
Settlement liabilities	36,083	27,545
Total current liabilities	45,337	46,405
Lease liabilities, non-current	4,910	5,061
Other liabilities	1,822	1,778
Total liabilities	52,069	53,244
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, par value $0.0001; Class A common stock; 1,000,000,000 shares authorized; 84,272,879 and 80,767,385 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively LT10 common stock; 21,871,197 shares authorized; 4,209,827 shares issued and outstanding as of March 31, 2026 and December 31, 2025, LT50 common stock; 24,893,067 and 24,967,114 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 7,950,037 and 8,083,690 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	10	9
Additional paid-in capital	313,072	304,953
Accumulated deficit	(174,554)	(172,217)
Total stockholders' equity	138,528	132,745
Total liabilities and stockholders' equity	$190,597	$185,989

Expensify, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue, net	$33,969	$36,074
Cost of revenue, net(1)	17,798	17,832
Gross margin	16,171	18,242
Operating expenses:
Research and development(1)	5,265	5,358
General and administrative(1)	9,118	10,829
Sales and marketing(1)	3,760	3,542
Total operating expenses	18,143	19,729
Loss from operations	(1,972)	(1,487)
Other income, net	171	324
Loss before income taxes	(1,801)	(1,163)
Provision for income taxes	(536)	(2,006)
Net loss	$(2,337)	$(3,169)
Net loss per share:
Basic and diluted	$(0.02)	$(0.03)
Weighted average shares of common stock used to compute net loss per share:
Basic and diluted	93,719,202	91,501,083

(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenue, net	$2,311	$3,039
Research and development	1,863	2,402
General and administrative	1,035	1,572
Sales and marketing	768	977
Total stock-based compensation expense	$5,977	$7,990

Expensify, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,337)	$(3,169)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	2,256	1,983
Reduction of operating lease right-of-use assets	137	138
Loss on impairment, receivables and sale or disposal of equipment	544	156
Stock-based compensation	5,977	7,990
Amortization of debt issuance costs	52	11
Deferred tax assets	8	(6)
Changes in assets and liabilities:
Accounts receivable, net	(28)	53
Settlement assets, net	(4,481)	(5,555)
Prepaid expenses	796	590
Other current assets	6,261	150
Other assets	(55)	(26)
Accounts payable	547	330
Accrued expenses and other liabilities	(10,189)	1,462
Operating lease liabilities	(144)	(137)
Settlement liabilities	730	3,809
Other liabilities	44	77
Net cash provided by operating activities	118	7,856
Cash flows from investing activities:
Software development costs	(1,412)	(498)
Net cash used in investing activities	(1,412)	(498)
Cash flows from financing activities:
Change in customer funds, net	4,437	(3,051)
Principal payments of finance leases	(37)	(34)
Proceeds from common stock purchased under Matching Plan	1,828	1,151
Proceeds from issuance of common stock on exercise of stock options	39	91
Net cash provided by (used in) financing activities	6,267	(1,843)
Net increase in cash and cash equivalents and restricted cash	4,973	5,515
Cash and cash equivalents and restricted cash, beginning of period	104,624	90,834
Cash and cash equivalents and restricted cash, end of period	$109,597	$96,349
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$271	$239
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	$182	$174
Fair value of common stock issued to settle liability-classified restricted stock units	$376	$—
Reconciliation of cash and cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$66,528	$59,627
Restricted cash included in other current assets	19,718	19,225
Restricted cash included in settlement assets, net	23,351	17,497
Total cash and cash equivalents and restricted cash	$109,597	$96,349

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2026	2025
Net loss	$(2,337)	$(3,169)
Net loss margin	(7)%	(9)%
Add:
Provision for income taxes	536	2,006
Other income, net	(171)	(324)
Depreciation and amortization	2,215	1,943
Stock-based compensation expense	5,977	7,990
Adjusted EBITDA	$6,220	$8,446
Adjusted EBITDA margin	18%	23%

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended March 31,
	2026	2025
Net loss	$(2,337)	$(3,169)
Net loss margin	(7)%	(9)%
Add:
Stock-based compensation expense	5,977	7,990
Non-GAAP net income	$3,640	$4,821
Non-GAAP net income margin	11%	13%

Free Cash Flow and Free Cash Flow Margin

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$118	$7,856
Operating cash flow margin	—%	22%
Changes in settlement assets and liabilities:
Settlement assets, net	4,481	5,555
Settlement liabilities	(730)	(3,809)
Less:
Software development costs	(1,412)	(498)
Free cash flow	$2,457	$9,104
Free cash flow margin	7%	25%